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                                                                    EXHIBIT 99.1

                        SEPARATION AND RELEASE AGREEMENT

            This Separation and Release Agreement (this "Agreement") is entered into by and between MARSH SUPERMARKETS, INC. (the "Company") and DOUGLAS W. DOUGHERTY ("Dougherty").

                                    RECITALS

            A. Dougherty has been employed with the Company as Senior Vice President, Chief Financial Officer and Treasurer pursuant to that certain Employment Agreement dated August 3, 1999 (the "Employment Agreement"). Dougherty and the Company have agreed that Dougherty will retire from the Company and that his last day of employment will be May 28, 2005.

            B. The Company desires to engage Dougherty to provide certain consulting services following his retirement from the Company.

            C. The Company and Dougherty desire to resolve any issues with respect to their respective rights and obligations under the Employment Agreement and certain other agreements in accordance with the terms of this Agreement.

            D. In recognition of Dougherty's loyal service to the Company and in consideration of Dougherty's release and waiver of claims that he may have against the Company as provided in Section 10 hereof, and his compliance with the other covenants of this Agreement, the Company is willing to provide certain special benefits to Dougherty in accordance with the terms of this Agreement. In exchange for certain special benefits as described in this Agreement, Dougherty is willing to waive, and to release the Company from, rights or claims that he may have against the Company as provided in Section 10 hereof, and to abide by the covenants and provisions contained in this Agreement.

                                    AGREEMENT

            In consideration of the covenants and promises hereby provided, the actions taken pursuant thereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Dougherty agree as follows:

            1. RETIREMENT/SEPARATION OF EMPLOYMENT. The Company and Dougherty agree that Dougherty will retire and Dougherty's employment with the Company will terminate effective May 28, 2005 (the "Separation Date"). Dougherty hereby resigns from his positions of Treasurer, Chief Financial Officer and Senior Vice President of the Company, and from any and all other positions he has, or may have, with the Company, its subsidiaries and its affiliates, effective as of the Separation Date.

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            2. SALARY AND REIMBURSEMENTS.

            a. The Company will pay Dougherty his base salary through the Separation Date, with final payment to be made in accordance with the Company's standard payroll practices. Dougherty acknowledges that, with the exception of such final salary payment or as provided in Subsection
      (b), the Company has paid him all salary and bonus payments to which he is entitled in connection with his employment with the Company and that, except as provided in this Agreement, including Subsection (b), Dougherty is not entitled to any additional compensation from the Company.

            b. On or before the Separation Date, Dougherty shall provide the Company's CEO or his designee with a statement of professional expenses incurred by Dougherty for personal and estate tax and financial planning services incurred on or before the Separation Date. To the extent that the Company has not previously reimbursed Dougherty for such expenses and that total reimbursement for such expenses reimbursed in 2005 before the Separation Date does not exceed $10,000, the Company shall reimburse Dougherty for such expenses within ten (10) business days of receiving the statement of such expenses.

            3. CONSULTING ENGAGEMENT. The Company agrees to engage Dougherty, and Dougherty hereby accepts such engagement, as a consultant to provide certain consulting services to the Company pursuant to the terms and conditions of the Consulting Agreement attached hereto as Exhibit A and made a part hereof. The Company and Dougherty agree to execute the Consulting Agreement concurrently with this Agreement becoming effective.

            4. MEDICAL INSURANCE BENEFITS. The Company will offer continuation coverage to Dougherty and his present spouse pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended. Dougherty agrees to elect COBRA continuation coverage for himself and his present spouse and to maintain and pay the premiums for that continuation coverage for the entire period for which continuation coverage is available to him under COBRA, and the Company agrees to pay Dougherty's premium obligations for such COBRA continuation coverage, plus an additional gross up payment as provided below. Immediately following the end of the available period for COBRA continuation coverage, the Company will provide Dougherty and his present spouse with Lifetime Medical Benefits. For purposes of this Agreement, the term "Lifetime Medical Benefits" means coverage for Dougherty and his present spouse for their respective lifetimes under the Company's group medical plan, at no expense to Dougherty, as if Dougherty had continued as an employee of the Company, provided that such continued participation is possible under the terms and provisions of the Company's group medical plan. Any future increases in medical plan benefits available to employees of the Company generally shall also be provided to Dougherty and his present spouse. In the event that participation by Dougherty as a former employee, or by his present spouse, in the group medical plan is barred, or if the benefits to Dougherty and his present spouse (after taking into account Medicare benefits provided by Title XVIII of the Social Security
Act) are reduced to a level below what they were immediately prior to the Separation Date, or if the Company elects, in its sole discretion at any time, to provide alternative coverage, the Company shall arrange to provide both Dougherty and his present spouse with benefits substantially similar to those which they were receiving under the Company's group medical plan

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immediately prior to the Separation Date, such benefits to be provided at the
Company's expense by means of insurance policies or programs, including without limitation, individual insurance policies, or if such policies or programs cannot be obtained, from the Company's assets. The foregoing benefits shall continue after the death of Dougherty to his present spouse, if she survives him, for her lifetime. If, at any time after the Separation Date, Dougherty should accept employment with another employer and if either Dougherty or his present spouse, or both, should become covered under that employer's medical benefit plan, then, effective on the date that such coverage commences, the obligation of the Company to provide any medical benefits to whoever of Dougherty or his present spouse, or both, is covered under the medical benefit plan of the other employer shall terminate. Dougherty agrees to promptly notify the Company, in writing, in the event he should accept employment with another employer as described in the immediately preceding sentence. In addition, if the Company's payment of COBRA premiums or any medical benefits provided by the Company to Dougherty (or his present spouse) are subject to federal and/or state income taxes, including the alternative minimum tax, the Company will pay to Dougherty (or his present spouse) the full amount of such taxes, plus such additional amount as may be necessary so that the net payment after taxes is sufficient to reimburse Dougherty (or his present spouse) for all taxes imposed on the provision of such premiums and medical benefits and the reimbursement provided for by this sentence. The COBRA premium reimbursements payable to Dougherty pursuant to this Section shall be paid to Dougherty at least three (3) business days before such premium payment is due. Dougherty has waived, however, his right to the first seven monthly payments in exchange for a lump sum payment equal to seven times the initial monthly payment, which shall be paid to Dougherty within ten (10) business days after the Separation Date. Dougherty agrees to take all actions and to execute all documents that may be necessary, or reasonably requested by the Company, for the Company to fulfill its obligations to provide the Lifetime Medical Benefits as contemplated by this
Section 4.

            5. LIFE AND DENTAL INSURANCE. The Company's and Dougherty's obligations with respect to COBRA continuation coverage under Section 4 shall include dental insurance coverage. In addition, the Company will provide Dougherty with dental insurance coverage for a period of six (6) months following the termination of COBRA continuation coverage and life insurance coverage for a period of two (2) years after the Separation Date, at the same levels that were in effect immediately prior to the Separation Date under the Company's basic benefit life insurance and/or dental insurance plans or policies. The Company shall have the option, at its sole discretion at any time, to provide such life and/or dental insurance coverage through the Company's group insurance plans, if available, or by means of alternative insurance policies or programs, including without limitation, individual life and/or dental insurance policies. Additionally, the Company may require Dougherty to exercise any conversion rights he may have with respect to the Company's group life insurance or group dental insurance plans or policies in effect immediately prior to the Separation Date to facilitate the Company's provision of life and/or dental insurance coverage as contemplated by this Section 5. Dougherty agrees to take all actions and to execute all documents that may be necessary, or reasonably requested by the Company, for the Company to obtain and/or provide the life and/or dental insurance coverage as contemplated by this Section 5. In lieu of the foregoing life and/or dental insurance coverage benefits, the Company may, in its sole discretion at any time, pay Dougherty an amount equal to Dougherty's cost of obtaining comparable life and/or dental insurance coverage for the

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applicable period. Subject to Section 19, such amounts shall be paid to
Dougherty at least three (3) business days before such premium payment is due.

            6. SPLIT DOLLAR INSURANCE. The Company and Dougherty are parties to that certain Split Dollar Insurance Agreement dated effective May 6, 1998 (the "Insurance Agreement") pursuant to which Dougherty became the owner of Life Insurance Policy No. 011548680 (the "Policy") issued by Massachusetts Mutual Life Insurance Company (the "Insurer") and Dougherty assigned certain interests in the Policy to the Company by entering into that certain Limited Collateral Assignment dated effective May 6, 1998 (the "Collateral Assignment") to secure repayment by Dougherty of the Termination Amount (as defined in the Insurance Agreement). The Company and Dougherty desire to terminate the Insurance Agreement and the Collateral Assignment on the following terms: (a) Dougherty will continue to be the owner of the Policy and retain all rights of ownership in the Policy; (b) on a date not later than ten (10) business days after the Separation Date, the Company will pay Dougherty a gross payment of Eighty-Four Thousand Four Hundred Twenty-Six Dollars ($84,426.00), less all applicable payroll tax withholdings; (c) on that same date, the Insurance Agreement will terminate, and the Company shall release the Collateral Assignment and forgive Dougherty's obligation to pay the Termination Amount (as defined in the Insurance Agreement) and/or any other amounts that may be due to the Company under the Insurance Agreement and/or the Collateral Assignment; and (d) the Company and Dougherty agree to take all further actions that may be reasonably required by the Insurer to implement the termination of the Insurance Agreement and the Collateral Assignment as contemplated by this Section 6.

            7. SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN. Dougherty is a participant in the Marsh Supermarkets, Inc. 1999 Senior Executive Supplemental Retirement Plan dated as of August 3, 1999, as amended by that First Amendment To Marsh Supermarkets, Inc. 1999 Senior Executive Supplemental Retirement Plan (as amended, the "Supplemental Retirement Plan"). The Company and Dougherty agree that Dougherty is fully vested under the Supplemental Retirement Plan and entitled to receive the Supplemental Retirement Benefit (as defined in the Supplemental Retirement Plan) commencing as of the Separation Date. The payment for each month shall be made at the beginning of the following month. Except as expressly provided in this Section 7, this Agreement does not affect the respective rights or obligations of the Company or Dougherty under the Supplemental Retirement Plan.

            8. STOCK OPTION PLANS. This Agreement does not affect any rights Dougherty has, or may have, under any of the Company's existing stock option or stock incentive plans, including without limitation, the Company's 1998 Stock Incentive Plan (collectively, the "Stock Plans"); provided, however, the Company and Dougherty acknowledge and agree that Dougherty's separation of employment constitutes a "retirement" for purposes of the Stock Plans.

            9. RETIREMENT PLANS AND DEFERRED COMPENSATION PLAN. This Agreement does not affect any rights Dougherty has, or may have, under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries or the Marsh Supermarkets, Inc. 401(k) Plan (together, the "Retirement Plans"). This Agreement constitutes a waiver of Dougherty's rights under the Marsh Deferred Compensation Plan (the "Deferred Compensation Plan"), in exchange

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for a lump sum payment, within ten (10) business days following the Separation
Date, of the March 31, 2005, balance in his Accounts under the Deferred Compensation Plan.

            10. GENERAL RELEASE OF CLAIMS. To the fullest extent permitted by applicable laws, Dougherty hereby generally, irrevocably and unconditionally releases and forever discharges and covenants not to sue the Company and all of its subsidiaries and affiliates and all of its and their current and/or former employees, officers, shareholders, directors, representatives and agents, and all persons acting by, through, or under or in concert with any of them, both individually and in their representative capacities (collectively, including without limitation the Company, the "Company Released Parties") from any and all complaints, claims, demands, liabilities, obligations, injuries, actions or rights of action of any nature whatsoever (including without limitation claims for damages, attorneys' fees, interest and costs), whether known or unknown, disclosed or undisclosed, administrative or judicial, suspected or unsuspected, that exist in whole or in part as of the date Dougherty signs this Agreement, including, but not limited to, any claims based upon, arising out of or in any manner connected with Dougherty's employment with the Company or its subsidiaries or affiliates, the separation of Dougherty's employment with the Company or its subsidiaries or affiliates, or the Employment Agreement; provided, however, the foregoing release/covenant not to sue does not affect or relinquish any of Dougherty's rights, or the Company's obligations, under this Agreement, the Supplemental Retirement Plan, the Retirement Plans, the Deferred Compensation Plan, or the Stock Plans. Without limiting the generality of the foregoing, Dougherty acknowledges that the foregoing release/covenant not to sue is to be construed as broadly as possible and includes, but is not limited to, and constitutes a complete waiver of, any and all possible claims against the Company Released Parties under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.), as amended, and all other federal, state and local laws and statutes, and all wrongful discharge or other state law claims and all contract claims, tort claims or other theories of recovery. Should any administrative agency or other person or entity bring a complaint, charge or legal action on Dougherty's behalf against any of the Company Released Parties based on any acts, omissions or events occurring up through the date Dougherty signs this Agreement, Dougherty will notify such agency, person or entity promptly that the matter has been resolved to his satisfaction and that he does not wish to have the matter pursued. If such agency or other person or entity independently determines to initiate or pursue a complaint, charge or legal action on Dougherty's behalf against any of the Company Released Parties based on any acts, omissions or events occurring up through the date Dougherty signs this Agreement, Dougherty hereby waives any rights to, and will not accept, any remedy obtained through the efforts of such agency, person or entity.

            11. RETURN OF COMPANY PROPERTY. Dougherty represents and covenants
(a) that he has returned to the Company, or will return to the Company on or before the effective date of this Agreement all property belonging to the Company or its subsidiaries or affiliates, including, but not limited to, keys, access cards, files, equipment, business plans, financial statements, computer disks or files, records and documents (in whatever form, written or electronic) and/or any such other Company (or its subsidiaries or affiliates) property in Dougherty's possession or custody or under Dougherty's control, and (b) that he has not retained and will not retain copies of any the Company's (or its subsidiaries' or affiliates') files, documents or other property.

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            12. NON-DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION.
Dougherty acknowledges his continuing responsibilities to the Company with respect to confidential and proprietary information and materials. Dougherty therefore agrees and covenants as follows:

            a. Return of Confidential Information. Dougherty has returned, or will return on or before the effective date of this Agreement, to the Company all originals and all copies (including all computer or other electronically-stored data) of all materials of any kind whatsoever, constituting or containing any "Confidential Information" which are or were in Dougherty's possession or custody or under Dougherty's control during Dougherty's employment up to and including the Separation Date. For purposes of this Agreement, the term "Confidential Information" means any and all of the Company's (or its subsidiaries' or affiliates') trade secrets, confidential and proprietary information and all other non-public information and data about Company (or its subsidiaries or affiliates) including, without limitation, business methods and processes, product or service data, pricing data, research and development information, sales and marketing data, cost data, business plans, financial information, personnel information, and confidential or proprietary information received or acquired from the Company's business affiliates, joint ventures, contractors, agents, vendors or suppliers, whether or not reduced to writing or other tangible medium of expression, including work product created by Dougherty in rendering services to or for the Company (or its subsidiaries or affiliates). The Company and Dougherty agree that Confidential Information shall not include any information that becomes generally available to the public through no act or omission of Dougherty.

            b. Non-Disclosure of Confidential Information. Subsequent to Dougherty's employment with the Company, Dougherty will not, without the prior written consent of the Company's CEO or his designee or as expressly permitted by the Consulting Agreement, use or disclose to anyone any of the Confidential Information. Dougherty acknowledges and agrees that his obligations hereunder are in addition to, and not in lieu of, any and all confidentiality and/or non-disclosure agreements Dougherty may have executed during his employment with the Company.

            13. INDEMNIFICATION. The Company agrees that, to the extent allowed by applicable law and its corporate Bylaws, it will defend and indemnify Dougherty for any claim asserted by a third party against Dougherty arising from any act or omission that Dougherty may have committed, provided such act or omission by Dougherty was committed by Dougherty: (a) in his capacity as an officer and employee of the Company; (b) in the scope and course of his employment with the Company; and (c) in good faith. Dougherty acknowledges and agrees that the Company shall have the right, in its sole discretion, to control the defense and disposition of any claim for which it has the obligation to defend and indemnify Dougherty under this Section 13. The Company agrees that it will continue to cover Dougherty under its directors' and officers' liability insurance and other fiduciary insurance for acts performed by Dougherty on or before the Separation Date.

            14. NON-DISPARAGEMENT. Dougherty agrees and covenants that, except as may be required by law or compelled by legal process, he will not make or publish any statements that disparage, or damage the reputation of, any of the Company Released Parties,

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and the Company agrees that, except as may be required by law or compelled by legal process, neither the Company nor its executive officers will make or publish any statements that disparage or damage the reputation of Dougherty.

            15. TERMINATION OF EMPLOYMENT AGREEMENT. The Company and Dougherty agree that the Employment Agreement is hereby terminated and of no further effect.

            16. COOPERATION. Dougherty agrees that if the Company desires Dougherty to provide any information or testimony relating to any judicial, administrative or other proceeding involving the Company or any of its subsidiaries or affiliates, Dougherty will cooperate in making himself reasonably available for such purposes and will provide truthful information and/or testimony. The Company agrees to reimburse Dougherty for all necessary and reasonable out-of-pocket expenses Dougherty incurs in connection with such matters. Should Dougherty be served with a subpoena in any legal proceeding relating to the Company or any of its subsidiaries or affiliates, Dougherty agrees: (a) to inform the Company immediately in writing of the subpoena; (b) to cooperate with the Company and its attorneys in preparing for any hearings, depositions or other formal process by which evidence is taken or received; and
(c) to provide truthful evidence in response to questions that are within the scope of proper discovery. Dougherty further agrees to comply with any reasonable, lawful directions by the Company's attorneys should any litigation relating to the Company or any of its subsidiaries or affiliates involve Dougherty as a witness.

            17. NO OTHER SEVERANCE PLAN BENEFITS. Dougherty acknowledges that, except as expressly provided in this Agreement, he is not entitled to any other severance payments or other benefits under any other plan or program that may be maintained by the Company, and Dougherty hereby waives any and all rights he may have under any such plans or programs.

            18. AGE ACT ADVISEMENTS. Dougherty acknowledges that by the language of this Agreement: (a) the Company has advised him that his employment with the Company was covered by the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.), as amended; (b) the Company has advised him to consult with an attorney prior to signing this Agreement; (c) the Company has advised him that he has up to twenty-one (21) days to consider and accept this Agreement by signing and returning this Agreement to the Company; (d) the Company has advised him that for a period of seven (7) days following Dougherty's signing of this Agreement, Dougherty may revoke this Agreement by written notice to the Company; and (e) this Agreement will not become binding and enforceable until the 7-day revocation period has expired, without Dougherty having exercised his revocation right.

            19. CODE SECTION 409A STANDARDS. The Company and Dougherty acknowledge and agree that, with respect to any payments under this Agreement that are subject to Internal Revenue Code Section 409A, such payments are to be effected in a manner that is consistent with the standards applicable for non-qualified deferred compensation plans established by Internal Revenue Code
Section 409A and its interpretive regulations, including the transitional rules under IRS Notice 2005-1. To the extent that payment of any amounts under the terms of this Agreement would subject Dougherty to gross income tax inclusion, interest or additional tax pursuant to Internal Revenue Code Section 409A, the Company and Dougherty

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agree that the timing and form of any such payment shall be changed to the minimum extent necessary to avoid the gross income inclusion, interest or additional tax pursuant to Internal Revenue Code Section 409A.

            20. NO ADMISSION. This Agreement and the actions taken pursuant to this Agreement do not constitute an admission by either party of any wrongdoing or liability to the other party, and each party expressly denies any wrongdoing or liability.

            21. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors, and assigns of each of the parties.

            22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter addressed herein and supersedes any prior agreements, understandings or representations, oral or written, with respect to the subject matter addressed herein.

            23. MODIFICATION. This Agreement may not be amended, supplemented, or modified except by a written document signed by both Dougherty and the Company's CEO or his duly authorized designee.

            24. FURTHER ACTION. Each of the parties to this Agreement shall use such party's best efforts to take such actions, now and in the future, as may be necessary or reasonably requested by the other party to carry out and consummate the actions and transactions contemplated by this Agreement.

            25. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana. The Company and Dougherty agree that any legal action relating to this Agreement shall be commenced and maintained exclusively before any appropriate state court of record in Hamilton County, Indiana, or in the United States District Court for the Southern District of Indiana, Indianapolis Division, and the parties hereby submit to the jurisdiction and venue of such courts and waive any right to challenge or otherwise object to personal jurisdiction or venue in any action commenced or maintained in such courts.

            26. SEVERABILITY. The provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. Should any covenant or provision be held unenforceable for any reason, then such covenant or provision shall be enforced to the maximum extent permitted by law.

            27. NEGOTIATED AGREEMENT. This Agreement is the result of negotiations between the parties, and no party shall be deemed the drafter of this Agreement. The language of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against either party.

            28. COUNTERPARTS. This Agreement may be executed in one or more counterparts (or upon separate signature pages bound together into one or more counterparts), all of which taken together shall constitute but one agreement.

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            29. ACKNOWLEDGMENT. Dougherty acknowledges that he has read this
Agreement, that this Agreement provides him with considerations to which he would not otherwise be entitled, that he has had the opportunity to consult with his own attorney concerning this Agreement if he so chooses, and that he is knowingly and voluntarily entering into this Agreement.

            IN WITNESS WHEREOF, the Company and Dougherty have executed this Agreement on the dates indicated below intending it to be effective as stated in
Section 18.

DOUGLAS W. DOUGHERTY                        MARSH SUPERMARKETS, INC.

/s/ Douglas W. Dougherty                    By:  /s/ Mark A. Varner
-----------------------------------              -------------------------------
Douglas W. Dougherty                             Mark A. Varner
                                                 Acting Chief Financial Officer

Date: May 20, 2005                          Date: May 20, 2005
      -----------------------------               ------------------------------
                                            ATTEST:

                                            /s/ P. Lawrence Butt
                                            ------------------------------------
                                            P. Lawrence Butt, Secretary

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